Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IN ADDITION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON UNTIL ______________, 2013, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

WEST COAST REALTY TRUST, inc.

REPRESENTATIVE’S WARRANT

____________ Common Shares

_________, 2012

This REPRESENTATIVE’S WARRANT (this “Warrant”) of West Coast Realty Trust, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Company”), is being issued pursuant to that certain Underwriting Agreement, dated as of ___________, 2012 (the “Underwriting Agreement”), by and between the Company and Maxim Group LLC, as representative of the underwriters (the “Representative”), relating to a firm commitment public offering (the “Offering”) of an aggregate of _____________ shares of common stock, par value of $0.01 of the Company (each a “Common Share” and collectively, the “Common Shares”) underwritten by the Representative and the underwriters named in the Underwriting Agreement.

FOR VALUE RECEIVED, the Company hereby grants to Maxim Group LLC and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to _________________ Common Shares (such Common Shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $___________ (the “Exercise Price”), subject to the terms, conditions, and adjustments set forth below in this Warrant.

1.           Vesting of Warrant. This Warrant shall vest and become exercisable on the six (6) month anniversary of the Base Date (the “Vesting Date”). For purposes of this Warrant, the “Base Date” shall mean __________, 2012. Except as otherwise provided for herein or as permitted by applicable rules of the Financial Industry Regulatory Authority (“FINRA”), this Warrant shall not be sold, transferred, assigned, pledged, or hypothecated prior to the Vesting Date.

2.           Expiration of Warrant. This Warrant shall expire on the five (5) year anniversary of the Base Date (the “Expiration Date”).

3.           Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1         Manner of Exercise.

(a)          Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Vesting Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Form of Exercise Notice annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within three (3) Business Days (as defined below) of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, if this Warrant is being exercised other than pursuant to a “cashless” exercise as described below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Form of Exercise Notice within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. As used in this Warrant, “Business Day” shall mean any day other than a Saturday, Sunday, or any day on which the major stock exchanges in New York, New York are not open for business. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of Warrant Shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Common Shares so purchased. The Exercise Price may be paid in a “cashless” or “cash” exercise or a combination thereof pursuant to Section 3.1(b) and Section 3.1(c) below.

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(b)          If the Form of Notice of Exercise elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of Common Shares determined as follows:

X = Y [(A – B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value of one share of Common Stock on the Exercise Date.

B = the Exercise Price.

For purposes of this Section 3.1(b), “Fair Market Value” shall be defined as follows:

(1)         if the Common Stock is traded on a national securities exchange, the the Fair Market Value shall be deemed average of the Closing Prices over a five trading day period ending on the Exercise Date. For the purposes of this Warrant, “Closing Price” means the final price at which one share of Common Stock is traded during any trading day; or

(2)         if the Common Stock is traded over-the-counter (e.g., the OTCBB or OTCQB Markets), the Fair Market Value shall be deemed to be the average of the Closing Prices over the thirty (30) day period ending on the Exercise Date; or

(3)         if neither (1) nor (2) is applicable, the Fair Market Value shall be at the commercially reasonable price per share which the Company could obtain on the Exercise Date from a willing third party buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.

If the Notice of Exercise form elects a “cash” exercise, the Exercise Price per Common Share for the shares then being exercised shall be payable in cash or by certified or official bank check.

3.2         When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the Holder or Holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

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3.3           Delivery of Common Share Certificates and New Warrant. Certificates for shares purchased hereunder shall be transmitted by the transfer agent (or by the Company in the event the Company has no transfer agent and, in such event certificates must be transmitted by physical delivery to the Holder) of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery of certificates to the address specified by the Holder in the Form of Exercise Notice within three (3) Business Days from the delivery to the Company of the Form of Exercise Notice, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Form of Notice of Exercise is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

4.          Certain Adjustments. For so long as this Warrant is outstanding:

4.1           Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of the Common Shares otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of Common Shares which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and Mergers.

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4.2           Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding Common Shares or pay a dividend in or make a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Common Shares (hereinafter referred to as the “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or Common Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated. Notwithstanding the foregoing or anything else to the contrary herein, in no event shall the per share Exercise Price be reduced below the par value of one Common Share or of such other securities as may be issued upon exercise of the Warrant.

Pursuant to the anti-dilution terms of this Section 4.2, provided that the public shareholders are proportionally affected by such split or subdivision, dividend, distribution, or other similar event, the Representative may receive a greater number of Warrant Shares or the per share Exercise Price may be lower than originally contemplated by this Warrant. Additionally, the Representative shall not have the right to accrue cash dividends prior to the exercise or conversion of the Warrant.

4.3           Combination of Shares. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4           Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s Board of Directors) or options or rights not referred to in Sections 4.1, 4.2, or 4.3, then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution.

5.           No Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, Merger, Reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate to protect the rights of the Holder against impairment.

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6.           Chief Financial Officer’s Report as to Adjustments. With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property of the Company) and prepare a report setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder. The Company will also keep copies of all reports at its office maintained pursuant to Section 10.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.

7.           Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized Common Shares, free from all taxes, liens, and charges with respect to the issue thereof and not subject to preemptive rights or other similar rights of shareholders of the Company, such number of its Common Shares as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including without limitation, using its commercially reasonable best efforts to obtain the requisite shareholder approval necessary to increase the number of authorized Common Shares. The Company hereby represents and warrants that all Common Shares issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise, shall be validly issued, fully paid and nonassessable.

8.           Registration and Listing.

8.1           Definition of Registrable Securities; Majority. As used herein, the term “Registrable Securities” means any Common Shares issuable upon the exercise of this Warrant, until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force. For purposes of this Warrant, the term “Majority”, in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Registrable Securities (assuming the exercise of the entire Warrant) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

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8.2         Required Registration.

(a)          At any time on or after the six (6) month anniversary of the Base Date and on or before the five (5) year anniversary of the Base Date, but in no event on not more than two (2) occasions (the Registration Expenses associated with a second required registration effected (as described in Section 8.2(c)) pursuant to this Section 8.2(a) shall be payable by the Holder pursuant to Section 8.6), upon the written request of the holders of the Registrable Securities representing a Majority of such securities, the Company will use its commercially reasonable best efforts to effect the registration of the respective shares of the holders of Registrable Securities under the Securities Act to the extent requisite to permit the disposition thereof as expeditiously as reasonably possible, but in no event later than ninety (90) days from the date of such request.

(b)          Registration of Registrable Securities under this Section 8.2 shall be on such appropriate registration form: (i) as shall be selected by the Company, and (ii) as shall permit the disposition of such Registrable Securities in accordance with this Section 8.2. The Company agrees to include in any such registration statement all information which the requesting holders of Registrable Securities shall reasonably request, which is required to be contained therein. The Company will pay all Registration Expenses in connection with the first, and only the first, required registration of Registrable Securities effected (as described in Section 8.2(c)) pursuant to this Section 8.2.

(c)          A registration requested pursuant to this Section 8.2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the “SEC”) or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities.

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8.3         Incidental Registration Rights.

(a)          If the Company, at any time on or after the six (6) month anniversary of the Base Date and on or before the five (5) year anniversary of the Base Date, proposes to register any of its securities under the Securities Act (other than in connection with a registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), each such time the Company shall give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so. Upon the written request of any such holder of Registrable Securities made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 8.3(b), the Company will use its commercially reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 8.2, (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities (including the Other Shares), without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 8.2 and (iii) in the case of a determination to withdraw registration, shall be permitted to withdraw registration, without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 8.2. No registration effected under this Section 8.3 shall relieve the Company of its obligation to effect any registration upon request under Section 8.2, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 8.2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.3.

(b)          If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such holders of Registrable Securities or Other Shares would interfere with the successful marketing of the securities being distributed by the Company (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such Other Shares and shares held by the Company proposed so to be registered which may be distributed without such effect) (the “Underwriter’s Letter”), then the Company may, upon written notice to such holder, the other holders of Registrable Securities, and holders of such Other Shares, reduce pro rata in accordance with the number of Common Shares desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in the Underwriter’s Letter.

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8.4        Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective;

(b)          notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)          furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request to facilitate the disposition of the Registrable Securities owned by such holders;

(d)          use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(e)          notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

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(f)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)          make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(h)          otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable best efforts promptly to obtain the withdrawal of such order;

(j)          use its commercially reasonable best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(k)          if the offering is underwritten, use its commercially reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are customarily addressed in opinions to underwriters in public offerings and reasonably required by such underwriters.

8.5        Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8, except that the Holder shall be responsible for the Registration Expenses for the second required registration effected pursuant to Section 8.2(a). For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and FINRA fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any, and (f) fees and disbursements of one counsel for all of the selling holders of Registrable Securities. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

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8.6         Restrictions. The Company shall not be obligated to effect a registration pursuant to Section 8.2 during the period beginning on the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration (other than a registration pursuant to Form S-8), provided that: (i) if the holder of Registrable Securities elects to have all or some of its Registrable Securities included in the registration pursuant to Section 8.3 hereof, such Registrable Securities are included in the Company-initiated registration statement to the extent required hereunder and (ii) the Company is actively employing its commercially reasonable best efforts to cause such registration to become effective.

8.7          Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) Business Days of the Company’s written request, then the Company shall be entitled to exclude the Registrable Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.

8.8          Net Cash Settlement. Notwithstanding anything herein to the contrary, in no event will the Holder hereof be entitled to receive a net-cash settlement as liquidated damages in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying this Warrant is registered pursuant to an effective registration statement; provided, however, that the foregoing will not preclude the Holder from seeking other remedies at law or equity for breaches by the Company of its registration obligations hereunder.

9.           Restrictions on Transfer.

9.1          Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Common Shares issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Shares shall be transferable only upon satisfaction of the conditions specified in this Section 9. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

9.2          Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

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(i)          If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall, upon delivery of an executed original of such opinion, be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 9.1 hereof.

(ii)         If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

9.3           Certain Other Transfer Restrictions. Notwithstanding any other provision of this Section 9: (i) prior to the Vesting Date, this Warrant or the Restricted Securities thereunder may only be transferred or assigned to the persons permitted under FINRA Rule 5110(g)(1), and (ii) no opinion of counsel shall be necessary for a transfer of Restricted Securities by the Holder to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original holder hereof and such transfer is permitted under applicable securities laws.

9.4         Termination of Restrictions. The restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the Holder and counsel for the Company, such restrictions are no longer required to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

10.         Ownership, Transfer and Substitution of Warrant.

10.1         Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and Holder for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

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10.2       Office; Exchange of Warrant.

(a)          The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing under the Securities Exchange Act of 1934, as amended, or as the Company otherwise notifies the Holder.

(b)          The Company shall cause to be kept at its office a Warrant Register for the registration and transfer of the Warrant. The name and address of the Holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register.

(c)          Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance by the Holder with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Common Shares called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

10.3      Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

11.         No Rights or Liabilities as Stockholder. Except as provided in Section 4.4, no Holder shall be entitled to vote or receive dividends or be deemed the holder of any Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, Merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

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12.         Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, c/o Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attn: General Cousnel, Fax No: (212) 895-3783 or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

13.         Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Common Shares underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for Common Shares underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Common Shares underlying this Warrant upon exercise hereof.

14.        Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

WEST COAST REALTY TRUST, INC.

By:
Name:
Title:

[Signature Page to Representative’s Warrant]

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EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To West Coast Realty Trust, Inc.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to __________ Warrant Shares, at an exercise price per share of $____, and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

The undersigned is hereby electing for payment for the Warrant Shares in the following manner:

Cash:

Cashless:

[If electing cash payment, describe desired payment method as provided for in 3.1 of the Warrant].

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated: _______________

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto _____________________ [include name and addresses] the rights represented by the Warrant to purchase __________ Common Shares of West Coast Realty Trust, Inc. to which the Warrant relates, and appoints _____________________ Attorney to make such transfer on the books of West Coast Realty Trust, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:
(Signature must conform in all respects
to name of holder as specified on the
face of Warrant)

(Street Address)

(City) (State) (Zip Code)

Signed in the presence of:

(Signature of Transferee)

(Street Address)

(City) (State) (Zip Code)

Signed in the presence of: